EXHIBIT 32.1

             STATEMENT OF THE CHIEF EXECUTIVE OFFICER OF EPLUS INC.
                         PURSUANT TO 18 U.S.C. ss. 1350
                 (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

The undersigned hereby certifies in his capacity as the principle executive officer of ePlus inc. (the "Company") that, to his knowledge, this quarterly report on Form 10-Q for the period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (this "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   November 14, 2005                  /s/ PHILLIP G. NORTON
                                           -------------------------------------
                                           Phillip G. Norton
                                           President and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ePlus inc. and will be retained by ePlus inc. and furnished to the Securities and Exchange Commission or its staff upon request.